CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 16, 2007, relating to the financial statements and financial highlights which appears in the November 30, 2006 Annual Report to Shareholders of Sentinel Group Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference of our report dated December 19, 2006, relating to the financial statements and financial highlights of Synovus Mid Cap Value Fund and Synovus Georgia Municipal Bond Fund which appears in the October 31, 2006 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm” and “General Information” in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
November 21, 2007